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                                                                    EXHIBIT 1.1



                              SOLECTRON CORPORATION

             7.25% ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS

                                   -----------

                             UNDERWRITING AGREEMENT



                                                              December 20, 2001


Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated
Bank of America Securities LLC
J.P. Morgan Securities Inc.
         As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004


Ladies and Gentlemen:

        Solectron Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 40,000,000 7.25% Adjustable Conversion-Rate Equity Security Units (the "Firm Securities") and, at the election of the Underwriters, up to 4,000,000 additional Adjustable Conversion-Rate Equity Security Units (the "Optional Securities") (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Securities" or the "Equity Units"). Each Equity Unit will have a stated amount of $25 and will initially be comprised of (a) a purchase contract (a "Purchase Contract") under which the holder will purchase from the Company on November 16, 2004 a number of shares (the "Issuable Common Stock") of common stock, par value $0.01 per share, of the Company (the "Common Stock") equal to the Settlement Rate as set forth in the Purchase Contract Agreement (each as defined below) and (b) beneficial ownership of a 7.25% Debenture due November 16, 2006 (the "Debentures") of the Company, having a principal amount of $25.

        In accordance with the terms of the Purchase Contract Agreement to be dated as of December 27, 2001 (the "Purchase Contract Agreement"), between the Company and State Street Bank and Trust Company of California, N.A., as Purchase Contract Agent (the "Purchase Contract Agent"), the Debentures constituting a part of the Equity Units will be pledged by the Purchase Contract Agent, on behalf of the holders of the Equity Units, to U.S. Bank N.A., as collateral agent (the "Collateral Agent") for the benefit of the Company, pursuant to the Pledge Agreement, to be dated as of December 27, 2001 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent, the Collateral Agent and U.S. Bank N.A., as custodial agent (the "Custodial Agent") and securities intermediary (the "Securities Intermediary"), to secure the holders' obligation to purchase the Issuable Common Stock under the Purchase Contracts. The rights and obligations of a holder of Securities in respect of Debentures (subject to the pledge thereof) and



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Purchase Contracts will initially be evidenced by a Normal Units Certificate (as defined in the Purchase Contract Agreement).

        The Debentures will be issued pursuant to an Indenture, to be dated as of December 27, 2001 (the "Base Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, to be dated as of December 27, 2001 (the "First Supplemental Indenture," and, together with the Base Indenture, the "Indenture"), between the Company and the Trustee. Pursuant to the terms of the Pledge Agreement, dated as of December 27, 2001 (the "Interest Pledge Agreement"), among the Company, the Trustee and State Street Bank and Trust Company of California, N.A., as pledge trustee ("Pledge Trustee"), the Pledge Trustee will hold certain U.S. Treasuries in a secured account to secure the payment of the Debentures.

        Pursuant to a Remarketing Agreement (the "Remarketing Agreement") described in the Prospectus (as defined in Section 1(a)) and to be entered into among the Company, the Purchase Contract Agent and a financial institution to be selected by the Company to act each as the reset agent and a remarketing agent (together the "Remarketing Agent"), the Debentures or other Pledged Securities (as defined below) will be remarketed, subject to certain terms and conditions.

        As used in this Agreement, "Transaction Documents" shall mean, collectively, the Purchase Contract Agreement, the Indenture, the Remarketing Agreement, the Pledge Agreement, the Control Agreement and the Interest Pledge Agreement.

        1. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof that:

                (a) A registration statement on Form S-3 (File No. 333-64454-01) and amendments thereto filed prior to the date hereof (collectively, the "Initial Registration Statement") in respect of the Securities and the Issuable Common Stock has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto prior to the date hereof, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein as of the date hereof, each in the form heretofore delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than filings by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration



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        Statement or filed with the Commission pursuant to Rule 424(a) under the
        Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, but excluding Form T-1, each as amended at the time such part of the Initial Registration Statement became effective or such part of the rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the offer and sale of the Securities and the Issuable Common Stock, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of such Preliminary Prospectus or Prospectus, as the case may be, and on or prior to the date hereof or a Time of Delivery, as applicable, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration statement and on or prior to the date hereof or a Time of Delivery, as applicable; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities and the Issuable Common Stock in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof including any documents incorporated by reference therein as of the date of such filing);

                (b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the Commission, and each Preliminary Prospectus and Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, on or prior to the date hereof or a Time of Delivery, as applicable, complied and will comply in all material respects with the requirements of the Act or the



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        Exchange Act, as applicable, and the rules and regulations of the
        Commission thereunder, and when read together with the other information in the Prospectus none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                (d) The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will on and prior to the date hereof and each Time of Delivery, as applicable, comply, in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, in any case on and prior to the date hereof and each Time of Delivery, as applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) except for dividends on the Company's preferred stock that may be outstanding from time to time, in amounts per share that are consistent with the applicable charter document or supplement thereto, respectively, no dividend or distribution of any kind has been declared, paid or made by the company on any class of its capital stock;

                (f) The Company and its subsidiaries (i) have good and marketable title to all real property owned by them and (ii) hold all personal property owned by them, in each case free and clear of all adverse claims, liens, encumbrances and defects except such as are described in the Prospectus or such as would not result, singly or in the aggregate, in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the



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        Company and its subsidiaries, except as would not, singly or in the aggregate, result in a Material Adverse Effect;

                (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement and the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                (h) Each subsidiary of the Company has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. The Company does not have any "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) other than those listed on
        Schedule II hereto. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each significant subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company (except for directors qualifying shares), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any significant subsidiary were issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.

                (i) The Company has the capitalization set forth in the Prospectus under the heading "Capitalization," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus and the issuance of Issuable Common Stock will not be subject to any preemptive or other similar right;

                (j) The Pledge Agreement will create, as collateral security for the performance when due by the holders from time to time of the Securities of their respective obligations under the Purchase Contracts, a valid security interest (as defined in the Uniform Commercial Code, as adopted and in effect in the State of New York (the "New York UCC")) in favor of the Collateral Agent for the benefit of the Company, in the right, title and interest of such holders in the securities and



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        other assets and interests pledged to the Collateral Agent pursuant to the Pledge Agreement (the "Pledged Securities");

                (k) At each Time of Delivery, each of the Transaction Documents will have been duly authorized and, except for the Remarketing Agreement, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other, respective, parties thereto, will, except for the Remarketing Agreement, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); each of the Transaction Documents conforms in all material respects to the description thereof contained in the Prospectus;

                (l) The Securities have been duly authorized by the Company, and when authenticated (as applicable), issued and delivered in the manner provided in the relevant Transaction Document and delivered against payment of the purchase price therefor as provided herein, will constitute valid and binding obligations of the Company enforceable in accordance with its terms; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and the Securities and the Issuable Common Stock will conform in all material respects to the descriptions thereof in the Prospectus;

                (m) The issue and sale of the Securities, the Purchase Contracts, the Debentures, the Issuable Common Stock and the compliance by the Company with all of the provisions of the Securities, the Transaction Documents, the Debentures and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as disclosed in the Prospectus and except for such conflicts, breaches, violations or defaults that would not result in a Material Adverse Effect, (ii) nor will such action result in any violation of (A) the provisions of the Certificate of Incorporation or the By-laws of the Company, or (B) any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that would not result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the Purchase Contracts, the Debentures, the Issuable Common Stock or the consummation by the Company of the transactions contemplated by this Agreement or the Transaction Documents, except for those consents, approvals, authorizations, orders, registrations or qualifications which have already been obtained.



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                (n) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of this clause (ii), as disclosed in the Prospectus on the date hereof, and except for such defaults as would not result in a Material Adverse Effect;

                (o) The statements set forth in the Prospectus under the caption "Description of the Units" insofar as they purport to constitute a summary of the terms of the Securities and the Issuable Common Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                (p) Although the discussion set forth in the Prospectus Supplement under the heading "Certain United States Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units, based upon current United States federal income tax law.

                (q) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

                (r) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                (s) KPMG, LLC, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                (t) The financial statements of the Company (excluding for purposes of this clause (t), any pro forma financial information) included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein (or incorporated by reference), present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis




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        throughout the periods involved except to the extent that the interim audited financial statements are subject to normal year-end adjustments, lack of footnotes and other presentation items. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

                (u) The pro forma condensed consolidated balance sheet and condensed consolidated statements of operations, the related notes thereto and the related pro forma supplementary information set forth (or incorporated by reference) in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Exchange Act, have been compiled on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made;

                (v) This Agreement has been duly authorized, executed and delivered by the Company.

                (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and other than as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (x) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except as would not, singly or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material

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        Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (y) Except as otherwise stated in the Registration Statement and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (d) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

        2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Security of $24.25, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price per Security set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Securities) determined by multiplying the number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the maximum number of Optional Securities which all of the Underwriters are entitled to purchase hereunder.

        The Company hereby grants to the Underwriters the right to purchase at their election up to 4,000,000 Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering sales of

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Securities in excess of the aggregate number of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given not later than 13 calendar days after the First Time of Delivery, setting forth the number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus. The Underwriters agree to pledge, through the Purchase Contract Agent, to the Collateral Agent, on behalf of the initial purchasers of the Securities, the Debentures underlying the Securities with respect to which the Company and the Underwriters have entered into Purchase Contracts. Such pledge shall be effected by the delivery to the Collateral Agent by the Underwriters of the Debentures to be pledged at the appropriate Time of Delivery in accordance with the Pledge Agreement.

        4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on December 27, 2001 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Securities, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1100, Palo Alto, California (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., Palo Alto time, on the New York Business Day next preceding the Time of Delivery, or such earlier time as the parties shall agree upon, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
        Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

        5. The Company agrees with each of the Underwriters:

                (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to rule 424(b) under the Act not later than the commission's close of business on the second business day following the date hereto or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus and prior to the Time of Delivery for the Securities which shall be reasonably disapproved by you for such Securities promptly after reasonable notice thereof; to advise you promptly of any such amendment or supplement after such Time of Delivery and furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

                (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Issuable Common Stock for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Issuable Common Stock, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                (c) Prior to 10:00 a.m., New York City time, on the second business day following the date of this Agreement and from time to time, to furnish the

        Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and Issuable Common Stock and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities and the Issuable Common Stock at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities, the Purchase Contracts, the Debentures, or the Issuable Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, the Securities, the Purchase Contracts, the Debentures, or the Issuable Common Stock or any such substantially similar securities, without the prior written consent of Goldman, Sachs & Co. The foregoing sentence shall not apply to (i) the Securities to be sold hereunder, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, including without limitation shares issued in exchange for the outstanding exchangeable shares of Solectron Global Services Canada Inc. referred to in the Prospectus, (iii) the unsecured fixed rate debt referred to in the commitment letter between Goldman Sachs Credit Partners L.P. and the Company and referred to in the Prospectus under the caption "Other Transactions," (iv) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company in the ordinary course of business consistent with past practice, (v) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan in the ordinary course of business consistent with past practice; (vi) any shares of Common Stock issued pursuant to any acquisition in which the shares so issued are subject to restrictions upon further transfer substantially similar to those set forth in this paragraph until such time as the 90-day period during which the Company is subject to the restrictions set forth in this paragraph shall have terminated; (vii) discussions, negotiations or offers, in each case which have not been publicly announced, made in connection with a proposed acquisition transaction, be it an acquisition by or of the Company;

                (f) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to the holders of Securities consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                (g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed (excluding any report or financial statement which is available publicly through the Commission's Electronic Data Gathering and Retrieval system); and (ii) for such time as you may continue to hold an unsold allotment of Securities, such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                (h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

                (j) To reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Issuable Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Issuable Common Stock pursuant to the Purchase Contracts;

                (k) To use its best efforts to list, subject to notice of issuance, the Securities and the Issuable Common Stock on the New York Stock Exchange (the "Exchange"); and

                (l) Reference is made to the caption in the Prospectus Supplement entitled "Risks Relating to the Units - As a result of this transaction, we will be required to obtain waivers, consents or amendments with respect to our compliance with certain of our financial instruments or we will be required to pre-pay those obligations." Prior to March 2, 2002, the Company will either obtain the waivers, consents, amendments or other accommodations referred to therein, or pre-pay the obligations referred to therein, or any combination of the foregoing, except to the extent that the Company's failure to do so would not cause a Material Adverse Effect.

        6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities, the Purchase Contracts, the Debentures, and the Issuable Common Stock under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and Issuable Common Stock; (iii) all expenses in connection with the qualification of the Securities and Issuable Common Stock for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities and Issuable Common Stock; (vi) the cost of preparing the Securities and Issuable Common Stock; (vii) the fees and expenses of the Trustee, the Collateral Agent and the Remarketing Agent and any agent of the Trustee, the Collateral Agent and the Remarketing Agent and the fees and disbursements of counsel for the Trustee, the Collateral Agent and the Remarketing Agent in connection with the Indenture and the Securities; and
(viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

        7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                (b) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to you a written opinion or opinions reasonably acceptable to you;

                (c) Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is in good standing as a foreign corporation duly qualified to transact business in California and Georgia;

                   (ii) The Company has an authorized capitalization as set forth in the Prospectus Supplement under the caption "Capitalization." The shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Ancillary Agreements (as defined below) against payment of the purchase price therefor, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description of the Issuable Common Stock contained in the Prospectus;

                   (iii) Each of Solectron Texas, Inc. and Solectron California Corporation (the "U.S. Significant Subsidiaries") is duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Solectron California Corporation is in good standing as a foreign corporation duly qualified to transact business in Massachusetts, and Solectron Texas, Inc. is in good standing as a foreign corporation duly qualified to transact business in Texas. All of the issued and outstanding capital stock of each of the U.S. Significant Subsidiaries has been duly authorized and is validly issued, fully paid and non-assessable and, to the knowledge of such counsel, is owned by the

        Company (except for directors' qualifying shares), directly or through subsidiaries, free and clear of any adverse claim. None of the outstanding shares of capital stock of any of the U.S. Significant Subsidiaries was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary expressly contained in such corporation's charter or bylaws or in any Reviewed Agreement (as defined below);

                   (iv) To such counsel's knowledge and other than as set forth in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, before or brought by any court or governmental agency or body, which such counsel believes will have a Material Adverse Effect or materially and adversely affect the Company's ability to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement;

                   (v) This Agreement has been duly authorized, executed and delivered by the Company;

                   (vi) The Securities are in the form contemplated by the Ancillary Agreements (as defined below), have been duly authorized by the Company and, assuming that the Debentures have been duly authenticated by the Trustee in the manner described in the certificates delivered to the Underwriters as of the date of such Time of Delivery (which fact such counsel need not determine by an inspection of the Debentures), have been duly executed, issued and delivered by the Company. Assuming due payment by the Underwriters in accordance with the terms of the Underwriting Agreement, the Securities constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and the Purchase Contracts will be entitled to the benefits provided by the Purchase Contract Agreement and the Debentures will be entitled to the benefits provided by the Indenture;

                   (vii) Each of the Purchase Contract Agreement, the Indenture, the Pledge Agreement and the Interest Pledge Agreement (the "Ancillary Agreements") has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms;

                   (viii) To such counsel's knowledge and except as described in the Prospectus, the issue and sale of the Securities, the Purchase Contracts, the Debentures and the Issuable Common Stock, and the compliance by the Company with all of the provisions of the Securities, the Purchase Contracts, the Debentures, the Ancillary Agreements and this Agreement, and the consummation of the transactions herein and therein contemplated, do not conflict with, or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any Reviewed Agreement (except as set forth in the Prospectus, and except for such other conflicts, breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Certificate of

        Incorporation or Bylaws of the Company, or of any applicable U.S. federal or California law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel to be generally applicable to the Company in such transactions, of any U.S. federal or California government, government instrumentality or court having jurisdiction over the Company or any of its properties, assets or operations. For purposes of such counsel's opinion, "Reviewed Agreements" are the agreements specified on an exhibit to such counsel's opinion;

                   (ix) No filing with, or authentication, approval, consent, license, order, registration, qualification, or decree of, any U.S. federal, California or, under the General Corporation Law of Delaware, Delaware Court or governmental authority or agency, is required by the Company for the due authorization, execution or delivery by the Company of the Ancillary Agreements or the performance by the Company of the transactions contemplated by this Agreement or the Ancillary Agreements, except such as have been obtained under the Act and the Trust Indenture Act and except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or non-U.S. securities laws, as to which such counsel need express no opinion;

                   (x) The statements set forth in the Prospectus Supplement under the caption "Description of the Units," insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize in all material respects the matters referred to therein.

                   (xi) The Company is not required to register as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

                   (xii) The documents incorporated by reference in the Prospectus, which documents were filed by the Company with the Commission prior to such Time of Delivery (other than the financial statements, related schedules and other financial information derived from accounting records, either included therein or omitted therefrom, as to which such counsel need express no opinion), complied, when they were filed with the Commission, as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                   (xiii) The Registration Statement on the date it became effective, and the Prospectus on its date and on the date of such Time of Delivery (excluding in both the case of the Registration Statement and in the case of the Prospectus the documents incorporated by reference therein, the Trustee's Statement of Eligibility and Qualification on Form T-1, and the financial statements, related schedules and other financial information derived from accounting records, either included therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder. To such counsel's knowledge, there are no contracts or other documents of a character required to have been filed as an exhibit to the Registration Statement on the date it became effective or required to have been incorporated by reference into the Prospectus on its date or on the date of such Time of Delivery which have not been so filed or incorporated;

                (xiv) Although the discussion set forth in the Prospectus Supplement under the heading "Certain United States Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities, such discussion, subject to the qualifications and limitations stated therein, constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities, based upon United States federal income tax law in existence on the date of the Prospectus Supplement.

                (xv) The provisions of the Interest Pledge Agreement are sufficient to create a security interest in any right, title, and interest of Company in and to the Collateral described therein to the extent a security interest in the Collateral may be created therein under Article 9 of the UCC.

                (xvi) To the extent that the Trustee is an entitlement holder of Collateral (as defined in the Interest Pledge Agreement) consisting of securities entitlements in the Pledge Account (as defined in the Interest Pledge Agreement) with the Pledge Trustee on the date of such Time of Delivery, the security interest created by the Interest Pledge Agreement in such Collateral is perfected.

                (xvii) Such counsel shall also have furnished to you a written statement (included in such written opinion or in a separate letter) to the effect that: Such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as set forth in paragraph (xiv) above. Such counsel has acted as special counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus and has reviewed and discussed the contents of the Registration Statement and the Prospectus with representatives of the Company, its auditors, the Underwriters and the Underwriters' counsel. On the basis of the information that such counsel gained in the course of such review and discussion, but without independent check or verification, no facts have come to the attention of such counsel that caused such counsel to believe that, as of its effective date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or the date of such Time of Delivery, the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any opinion or make any statement as to the financial statements and related schedules or other financial data derived from accounting records included in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto or with respect to the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement;

                (xviii) For purposes of the foregoing opinion, the following definitions of "Registration Statement" and "Prospectus" shall apply:
        The registration statement on Form S-3 (Registration No. 333-64454-01) filed by the Company pursuant to the Act with the Commission on July 2, 2001, as amended by Amendment No. 1 to such registration statement filed August 3, 2001 and by Amendment No. 2 to such registration statement filed August 28, 2001, and as declared effective on August 29, 2001 (such registration statement, solely as of the date it was declared effective, excluding any subsequent amendment thereto deemed to have occurred by virtue of the incorporation by reference therein of information filed by the Company with the Commission subsequent to the date of effectiveness of such registration statement, referred to as the "Registration Statement"), and the related prospectus dated August 28, 2001, as supplemented by the prospectus supplement dated December 20, 2001 (the final prospectus, as of its date and as of the date of such Time of Delivery, in the form filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Act, excluding any subsequent amendment thereto deemed to have occurred by virtue of the incorporation by reference therein of information filed by the Company with the Commission subsequent to the date of such Time of Delivery, referred to as the "Prospectus").

                (d) Dorsey & Whitney LLP, counsel to U.S. Bank N.A. ("U.S. Bank"), the Collateral Agent, the Custodial Agent and Securities Intermediary (collectively, the "Agents"), shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                   (i) The U.S. Bank is a national banking association duly incorporated and validly existing under the laws of United States;

                   (ii) The execution, delivery and performance by the Custodial Agent and the Securities Intermediary of the Pledge Agreement have each been duly authorized by all necessary corporate action on the part of each such Agent; the Pledge Agreement has been duly executed and delivered by the Collateral Agent, the Custodial Agent and the Securities Intermediary and constitutes a valid and binding obligation of each of the Agents, enforceable against such Agents in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                   (iii) The execution, delivery and performance by the Collateral Agent, the Custodial Agent and the Securities Intermediary of the Pledge Agreement do not violate or constitute a breach of the Articles of Incorporation or By-Laws of any of such Agents; and

                   (iv) No consent of any federal or state banking authority is required for the execution, delivery or performance by the Agents of their respective obligations under the Pledge Agreement.

                (e) Counsel to State Street Bank and Trust Company of California, N.A. ("State Street"), as Purchase Contract Agent and Trustee, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                   (i) The State Street is a national banking association duly incorporated and validly existing under the laws of the United States;

                   (ii) The execution, delivery and performance by (1) the Purchase Contract Agent of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement and (2) the Trustee of the Indenture, and the authentication and delivery by (1) the Purchase Contract Agent of the certificates evidencing the Units and (2) the Trustee of the certificates evidencing the Debentures, have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent and the Trustee, respectively; the Pledge Agreement and the Purchase Contract Agreement have each been duly executed and delivered by the Purchase Contract Agent and such agreements constitute valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Indenture has been duly executed and delivered by the Trustee and constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the certificates evidencing the Units have been duly authenticated by the Purchase Contract Agent; and the certificates evidencing the Debentures have been duly authenticated by the Trustee; and

                   (iii) No consent of any Federal or New York state banking authority is required for the execution, delivery or performance by (1) the Purchase Contract Agent of its obligations under the Pledge Agreement, the Remarketing Agreement and the Purchase Contract Agreement or (2) the Trustee of its obligations under the Indenture.

                (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex 1(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex l(b) hereto);

                (g) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or any material change in the capital stock or long-term or short-term debt of the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) except as disclosed in the Prospectus, no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or
        (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus

                (j) The shares of Issuable Common Stock issuable pursuant to the Purchase Contracts shall have been duly listed, subject to notice of issuance, on the Exchange;

                (k) The Company shall have complied with the provisions of
        Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                (l) The Securities shall have been duly listed, subject to notice of issuance, on the Exchange; and

                (m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the

        Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections
        (a), (g) and (h) of this Section 7 and as to such other matters as you may reasonably request.

                (n) The Underwriters shall have received from each executive officer of the Company listed on Annex II(a) a signed letter in the form of Annex II(b) hereto.

                8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in a Preliminary Prospectus or a Prospectus, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in a Preliminary Prospectus or a Prospectus, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the

        Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

        9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at a Time of Delivery. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

                (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above of this Section 9, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above of this Section 9, the aggregate number of Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above of this Section 9 to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

        11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the

Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

        12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives, in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention:
Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

        17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

        If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.



                                              Very truly yours,

                                              Solectron Corporation

                                             By: /s/ Kiran Patel
                                                 -----------------------------
                                                 Name: Kiran Patel
                                                 Title: Executive Vice President
                                                 Chief Financial Officer
                                                 (Principal Financial and
                                                  Accounting Officer)



Accepted and Agreed to as of the date hereof:

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC


By: /s/ Goldman, Sachs & Co.
    -----------------------------
    (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I



                                                                                         NUMBER OF OPTIONAL
                                                               NUMBER OF FIRM            SECURITIES TO BE
                                                              SECURITIES TO BE          PURCHASED IF MAXIMUM
         UNDERWRITER                                              PURCHASED               OPTION EXERCISED
         -----------                                          ----------------          --------------------
Goldman, Sachs & Co. ....................................         26,800,000                  2,680,000
Bank of America Securities LLC ..........................          5,600,000                    560,000
J.P. Morgan Securities Inc. .............................          5,600,000                    560,000
Morgan Stanley & Co. Incorporated .......................          2,000,000                    200,000




             Total ......................................         40,000,000                  4,000,000

                                   SCHEDULE II

                            SIGNIFICANT SUBSIDIARIES



Solectron California Corporation
Solectron Washington, Inc.
Solectron Texas LP
Solectron Georgia Corporation
Solectron Global Services, Inc.
Solectron Oregon Corporation
Force Computers, Inc.
Smart Modular Technology, Inc.
US Robotics Corporation
Solectron France SASU
Solectron Sweden AB
Solectron Romania SRL
Solectron Technology SDN BHD
Solectron Suzhou Ltd
Solectron Brasil Ltda
Solectron Australia Pty, Limited
PT Natsteel Electronics Indonesia
Solectron Technology Malaysia SDN BHD
Solectron Technology Singapore Pte Ltd

                                                                        ANNEX I



                             [FURNISHED SEPARATELY]

                                                                    ANNEX II(a)



                           LIST OF EXECUTIVE OFFICERS





Brian Hamilton Antell, Senior Vice President and President of Micro Systems

Massued Behrouzi, Senior Vice President & President, Solectron North America

Kevin Burns, Executive Vice President, Chief Materials Officer, Global Manufacturing

Harry H. Colehower, Senior Vice President and President Solectron Europe

Alejandro Gomez, Senior Vice President & President, Solectron Latin America

Chester Lin, Executive Vice President & President, Solectron Asia

Bill Mitchell, Executive Vice President & President, Global Services

George Moore, Executive Vice President & President, System Solutions

Dr. Ko Nishimura, Chairman, President & CEO, Solectron Corporation

Kiran Patel, Executive Vice President & Chief Financial Officer

Dan Perez, Executive Vice President, Account Management & Marketing

Frederick R. Rollinson, III, Senior Vice President and President Systems
Solutions

Ajay Shah, Executive Vice President, & President, Chief Executive Officer, Technology Solutions

Susan Wang, Executive Vice President, Corporate Development

Saeed Zohouri, Executive Vice President & Chief Operating Officer, Global Manufacturing

                                                                     ANNEX II(b)



                              SOLECTRON CORPORATION

                               LOCK-UP AGREEMENT]

                                     [Date]




Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

         Re:  Solectron Corporation- Lock-Up Agreement

Ladies and Gentlemen:

        The undersigned understands that you, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Solectron Corporation, a Delaware corporation (the "Company"), providing for a public offering of Adjustable Conversion-Rate Equity Security Units of the Company (the "Units") pursuant to a prospectus supplement (the "Prospectus") to a shelf Registration Statement on Form S-3.

        In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Shares and continuing to and including the date 45 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

        The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

        Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

        The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.



                                            Very truly yours,



                                            -------------------------------
                                            Name: